Exhibit (h)(3)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

ADMINISTRATION AGREEMENT

This Agreement is made as of April 30, 2015, by and among the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each a “Trust”), and American Beacon Advisors, Inc., a Delaware corporation (“AmBeacon”).

WHEREAS, each Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end, management investment company and may have established several separate Series of shares (“Series”), with each Series having its own assets and investment policies, and with each Trust and/or Series having one or more classes of shares (“Class”) as listed on Schedule A hereto, as may be amended from time to time (referred to herein as “Series” and “Class”),

WHEREAS, each Trust desires to retain AmBeacon to furnish administrative services to each Series listed in Schedule A attached hereto (as it may be amended from time to time), and AmBeacon is willing to furnish such services,

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. Each Trust hereby appoints AmBeacon to serve as the administrator of the Trust and each Series as listed in Schedule A on the terms set forth in this Agreement. AmBeacon accepts such appointment and agrees to render the services herein set forth for the compensation as set forth on Schedule A. AmBeacon shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent a Trust or in any way or otherwise be deemed to be an agent of a Trust.

2. Duties and Obligations of AmBeacon.

(a) Subject to the general direction and control of each Trust’s Board and the provisions of this Agreement, AmBeacon shall supervise all aspects of the operations of the Trust and provide to the Trust’s Series and its Classes, at AmBeacon’s cost and expense, all administrative and clerical services as deemed necessary or advisable for the operation of such Series and their Classes, including without limitation those services set forth on Schedule B attached hereto, as may be amended from time to time. AmBeacon can use any of the officers and employees of AmBeacon to provide any of the services or reports required under this Agreement.

(b) In performing its duties hereunder, AmBeacon shall provide, at its expense, appropriate office space (which may be space within the offices of AmBeacon), office furnishings, facilities, equipment, utilities and supplies as required for administering the operations and conducting the business of each Series, and the secretarial, administrative and clerical personnel required to provide or supervise the provision of services under this Agreement.

(c) Each Trust shall cause its officers, advisers, distributors, legal counsel, independent accountants, transfer agent, and any other service provider to cooperate with AmBeacon and to provide AmBeacon, upon its reasonable request, with such information, documents and advice relating to such Trust and/or Series as is within the possession or knowledge of such persons, and which in the opinion of AmBeacon, is necessary in order to enable it to perform its duties hereunder.

(d) AmBeacon may consult with legal counsel to the appropriate Series, at such Series’ expense, and shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel.

3. Compliance with Rule 38a-1. AmBeacon shall maintain policies and procedures relating to the services it provides pursuant to this Agreement that are reasonably designed to prevent violations of the federal securities laws (including, but not limited to, the laws applicable to the Trusts’ registration statements and public offering documents), and shall employ personnel to administer the policies and procedures who have the requisite level of skill and competence required to effectively discharge its responsibilities. AmBeacon shall also provide each Trust’s chief compliance officer with periodic reports regarding its compliance with the federal securities laws, and shall promptly provide special reports in the event of any material violation of the federal securities laws.

4. Books and Records. AmBeacon will maintain all accounts, books and records with respect to each Series or Class relating to the services it provides pursuant to this Agreement and as are required pursuant to the 1940 Act and the rules thereunder. In compliance with the requirements of Rule 31a-3 under the 1940 Act, AmBeacon hereby agrees that all records which it maintains for each Series are the property of such Series and further agrees to surrender promptly to a Series any of such records upon the Series’ request. AmBeacon further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the foregoing records required to be maintained by Rule 31a-1 under the 1940 Act.

5. Reports to Administrator. Each Series shall furnish or otherwise make available to AmBeacon such copies of that Series’ Class prospectus, statement of additional information, financial statements, proxy statements, reports, and other information relating to its business and affairs as AmBeacon may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6. Reports to each Series. AmBeacon shall prepare and furnish to each Series such reports, statistical data and other information in such form and at such intervals as such Series may reasonably request.

7. Confidentiality. AmBeacon shall be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of each Series in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

9. Delegation. Any of the functions with respect to any or all of the Series may be delegated by AmBeacon, at AmBeacon’s expense, to another appropriate party (including an affiliated party), subject to such approval by the Board of Trustees. AmBeacon shall oversee the performance of delegated functions by any such party and shall furnish to each Trust quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

8. Allocation of Expenses. AmBeacon, at its expense, shall furnish each Series with all necessary facilities, equipment, supplies and personnel. AmBeacon shall also be responsible for paying the salaries, expenses and fees of any personnel that it furnishes to any Series (including the salaries, expenses and fees of Trustees, officers and employees of a Trust who are officers, directors/trustees, partners, or employees of AmBeacon or its affiliates) required for them to faithfully perform their duties under this Agreement; provided, however, that the parties may agree that a Trust may pay the compensation of the Trust’s chief compliance officer or any other officer of the Trust. Expenses borne by the Series will include, but not be limited to, the following (or each Series’ proportionate share of the following): brokerage commissions and issue and transfer taxes relating to securities purchased or sold by the Series or any losses incurred in connection therewith; expenses of organizing the Series; filing fees and expenses relating to the registration and qualification of the Series’ shares under federal or state securities laws and maintaining such registrations and qualifications; distribution and service fees; fees and salaries payable to the Trustees and officers of a Trust who are not officers, directors/trustees, partners or employees of AmBeacon or its affiliates; taxes (including any income or franchise taxes) and governmental fees; costs of any liability, uncollectible items of deposit and other insurance (including directors’ and officers’ errors and omissions insurance) or fidelity bonds; any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against a Trust or Series for violation of any law; legal, accounting and auditing expenses, including legal fees of counsel to the Trusts or any Series for services rendered to a Trust or the Series and legal fees of special counsel for the independent trustees; charges of custodians, transfer agents, proxy voting services and expenses relating to proxy solicitation and tabulation services and services of other agents; costs of preparing share certificates; expenses of printing and mailing prospectuses and supplements thereto for shareholders, reports and statements to shareholders and proxy materials; all expenses incidental to holding shareholder and Board meetings; costs incurred for any pricing or valuation services; any expenses of AmBeacon resulting from new services necessitated by regulatory or legal changes affecting mutual funds occurring after the date of this Agreement; any extraordinary expenses (including fees and disbursements of counsel) incurred by a Trust or Series; and fees and other expenses incurred in connection with membership in investment company organizations.

9. Compensation. For the services provided hereunder, each Trust agrees that each Series shall pay AmBeacon an annualized fee, calculated and accrued daily and payable monthly as set forth in Schedule A attached hereto, as may be amended from time to time. Each Trust acknowledges that none of the compensation paid pursuant to this Agreement is compensation for portfolio allocation or investment advisory functions performed by AmBeacon pursuant to its separate Management Agreement with each Trust; rather, AmBeacon is compensated for those services pursuant to a separate Management Agreement between the Trust and AmBeacon. If this Agreement becomes effective or terminates with respect to any Series before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

10. Services Not Exclusive. The services furnished by AmBeacon hereunder are not to be deemed exclusive and AmBeacon shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of AmBeacon, who may also be a Trustee, officer, or employee of a Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

11. Limitation of Liability of AmBeacon. AmBeacon shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust or any Series in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of AmBeacon, who may be or become an officer, Board member, employee or agent of a Trust shall be deemed, when rendering services to any Trust or acting in any business of a Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of AmBeacon even though paid by it.

12. Trust and Shareholder Liability. AmBeacon is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of each Trust and agrees that obligations assumed by a Trust and/or Series pursuant to this Agreement shall be limited in all cases to that Trust and/or Series and its assets, and if the liability relates to one or more Trust and/or Series, the obligations hereunder shall be limited to the respective assets of that Trust and/or Series. AmBeacon further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a Trust and/or Series, nor from the Trustees or any individual Trustee of a Trust.

13. Force Majeure. AmBeacon shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, AmBeacon shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

14. Duration and Termination. The term of this Agreement shall begin on the date first written above with respect to each Trust, Series and/or Class and shall continue in effect with respect to each Trust, Series and/or Class subject to the termination provisions and all other terms and conditions hereof. This Agreement may be terminated at any time by vote of the Board, including a majority of the independent Board members, on 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to AmBeacon. AmBeacon may at any time terminate this Agreement on 30 days’ written notice delivered or mailed by registered mail, postage prepaid, to a Trust. This Agreement automatically and immediately will terminate in the event of its assignment, as that term is defined in the 1940 Act. Termination of this Agreement pursuant to this Paragraph 15 shall be without the payment of any penalty. Termination of this Agreement with respect to a given Trust, Series or Class shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Trust, Series or Class.

15. Non-Binding Agreement. This Agreement is executed by each Trust’s Trustees and/or officers in their capacities as Trustees and/or officers and the obligations of this Agreement are not binding upon any of them or the shareholders individually; rather, they are binding only upon the assets and property of that Trust.

16. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Trust, Series and/or Class shall be effective until approved by the Board.

17. Name of Trusts. Each Trust or any Fund may use the name “American Beacon Funds” or “American Beacon Select Funds” for only so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of AmBeacon. At such time as such an agreement shall no longer be in effect, a Trust and each Series will (to the extent that it lawfully can) cease to use any name derived from American Beacon Advisors, Inc. or any successor organization.

18. The 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

19. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

20. Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust (attn: Secretary) or AmBeacon (attn: [resident) (or to such other address or contact as shall be designated by the Trust or AmBeacon in a written notice to the other party) in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this Paragraph 20.

21. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

22. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

23. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

/s/ Gene L. Needles, Jr.

Name: Gene L. Needles, Jr.

Title: President

AMERICAN BEACON ADVISORS, INC.

/s/ Jeffrey K. Ringdahl

Name: Jeffrey K. Ringdahl

Title: Chief Operating Officer

SCHEDULE A

Administrative Services Fees

A. American Beacon Funds

As compensation pursuant to Paragraph 9 of the Administration Agreement for services rendered pursuant to such Agreement, the American Beacon Funds shall pay to AmBeacon a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

1.	Balanced Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Advisor Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

2.	Emerging Markets Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

3.	Flexible Bond Fund
	Institutional Class Shares	0.30%
	Y Class Shares	0.30%
	Investor Class	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

4.	High Yield Bond Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

5.	Intermediate Bond Fund
	Institutional Class Shares	0.05%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

6.	International Equity Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Advisor Class Shares	0.30%
	Retirement Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

7.	International Equity Index Fund
	Institutional Class Shares	0.10%

8.	Large Cap Value Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Advisor Class Shares	0.30%
	Retirement Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

9.	Mid-Cap Value Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Advisor Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

10.	Retirement Income & Appreciation Fund
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

11.	S&P 500 Index Fund
	Institutional Class Shares	0.10%
	Investor Class Shares	0.30%

12.	Short-Term Bond Fund
	Institutional Class Shares	0.05%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

13.	Small Cap Index Fund
	Institutional Class Shares	0.10%

14.	Small Cap Value Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Advisor Class Shares	0.30%
	Retirement Class Shares	0.30%
	Y Class Shares	0.30%
	AMR Class Shares	0.05%
	A Class Shares	0.40%
	C Class Shares	0.40%

15.	Treasury Inflation Protected Securities Fund
	Institutional Class Shares	0.15%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

16.	Zebra Large Cap Equity Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Retirement Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

17.	Zebra Small Cap Equity Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Retirement Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

18.	Small Cap Value II Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

19.	SiM High Yield Opportunities Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

20.	Bridgeway Large Cap Value Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

21.	Stephens Mid-Cap Growth Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

22.	Stephens Small Cap Growth Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

23.	Holland Large Cap Growth Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

24.	London Company Income Equity Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.40%
	C Class Shares	0.40%

25.	Earnest Partners Emerging Markets Equity Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

26.	SGA Global Growth Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

27.	Acadian Emerging Markets Managed Volatility Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

28.	Global Evolution Frontier Markets Income Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

29.	Bahl & Gaynor Small Cap Growth Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

30.	AHL Managed Futures Strategy Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

31.	Crescent Short Duration High Income Fund
	Institutional Class Shares	0.30%
	Investor Class Shares	0.30%
	Y Class Shares	0.30%
	A Class Shares	0.30%
	C Class Shares	0.30%

To the extent and for such periods of time that any of the American Beacon Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company pursuant to a master-feeder arrangement, then the fee payable by such Fund pursuant to the foregoing fee schedule shall be reduced by 0.05% with respect to the International Equity Index Fund, the S&P 500 Index Fund and the Small Cap Index Fund.

B. American Beacon Select Funds

As compensation pursuant to Paragraph 9 of the Administration Agreement for services rendered pursuant to such Agreement, the American Beacon Select Funds shall pay to AmBeacon a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

1.	Money Market Select Fund
	Select Class Shares	0.01%

2.	U.S. Government Money Market Select Fund
	Select Class Shares	0.01%

To the extent and for such periods of time that any of the American Beacon Select Funds invests all of its investable assets (i.e., securities and cash) in another registered investment company pursuant to a master-feeder arrangement, then the fee payable by such Fund pursuant to the foregoing schedule shall be reduced by 0.01%.

Dated: April 30, 2015

SCHEDULE B

Administrative Services

AmBeacon shall provide each Trust, its Series and its Classes the following services pursuant to Paragraph 2 of the Administrative Services Agreement:

1.	Investigate and, with appropriate approval of the Board of Trustees, select and oversee necessary service companies to conduct certain operations of each Trust, including the Trust’s custodian, transfer agent, dividend disbursing agent, distributor, independent public accountants and legal counsel;

2.	Maintain or supervise the maintenance of all internal bookkeeping, accounting and auditing services and records in connection with the Trust’s investment and business activities in compliance with the applicable 1940 Act requirements.

3.	Assist the Trust in complying with the securities, tax and other laws and regulations of the United States and the various states and other jurisdictions in which the Trust does business.

4.	Arrange for the preparation and periodic updating of prospectuses and statements of additional information and supplements thereto, proxy materials, tax returns and reports to shareholders and the Securities and Exchange Commission (“SEC”); provided, however, that nothing in this paragraph is intended or shall be construed to require AmBeacon to bear any costs or expenses not otherwise assumed by it, including, for example, those expenses to be borne by the Series as set forth in Paragraph 8 of the Administration Agreement. These duties to be performed by AmBeacon hereunder shall include, but not be limited to, the following duties. AmBeacon shall prepare, or cause to be prepared, with the assistance of legal counsel and such other service providers as may be reasonable and appropriate: (a) all initial and amended registration statements on Form N-8A, Form N-1A, Form N-14 or similar or related forms of registrations promulgated by the SEC or other applicable regulators as may be necessary for the lawful operations of the Trusts, including any and all prospectuses, statements of additional information, exhibits and supplements thereto; (b) all proxy statements and related materials prepared pursuant to Schedule 14A, Form N-14 or similar or related forms promulgated by the SEC or other applicable regulators necessary for the lawful operations of the Trusts; (c) all periodic and other reports that must be filed with the SEC or other applicable regulators necessary for the lawful operations of the Trusts, including, but not limited to, the reports filed with the SEC on Form N-CSR, Form N-SAR, Form N-Q, Form N-PX and Form 24F-2; (d) all tax returns and any related reports necessary for the Trusts to comply with applicable federal, state and other tax laws (including, to the extent applicable, foreign tax laws) and to operate in a manner consistent with registration statement and other public disclosures relating to the tax consequences of an investment in shares of the Trusts; and (e) such other filings and reports, including state law filings relating to the Trusts’ ongoing existence and operations, as shall be reasonably necessary to comply with applicable laws and regulations.

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5.	Make available and provide to the Trust: (a) financial, accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Trust’s shares are sold; (b) such information as the Trust may reasonably request for use in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Trust’s shares are sold; and (c) such information as the Trust may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the distribution of the Trust’s shares.

6.	Respond to shareholder inquiries, conduct correspondence and facilitate other communications with shareholders.

7.	Make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

8.	Prepare or oversee the preparation of materials relating to meetings of the Board of Trustees and its Committees.

9.	Oversee arrangements entered into by each Trust with third party platforms that provide omnibus account or similar arrangements and services to the Trusts or their beneficial shareholders and, in AmBeacon’s sole discretion, make payments to such third parties from its own resources or fees as compensation for such arrangements.

10.	Such other administrative services as reasonably may be necessary for the effective operations of the Trusts.

As of April 30, 2015

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